UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 19, 2006
APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
     In connection with the Company’s decision to pursue strategic alternatives, which was announced in the first quarter of 2006, the Board of Directors has undertaken a review of employment and change-in-control benefits for certain senior officers. As a result of such review and in order to assure continuity of Applica’s executive management and their continued attention to their respective duties without any distraction arising out of the circumstances surrounding any potential change of control of Applica, on April 19, 2006, the Board of Directors of Applica Incorporated adopted and approved an Executive Change Of Control Severance Plan. In addition, the Board of Directors approved amendments to the employment agreements with certain executive officers, which modified the definition of “Good Reason” to include a relocation provision.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     A copy of the Executive Change Of Control Severance Plan is attached as Exhibit 10.1 to this report.
     A copy of the Amendment to Employment Agreement between Applica Consumer Products, Inc. and Terry L. Polistina dated April 19, 2006 is attached hereto as Exhibit 10.2 to this report.
     A copy of the Amendment to Employment Agreement between Applica Consumer Products, Inc. and Brian S. Guptill dated April 19, 2006 is attached hereto as Exhibit 10.3 to this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 20, 2006	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Senior Vice President and Chief
Financial Officer of Applica Incorporated

Exhibit Index

Exhibit No.	Description

10.1	Executive Change Of Control Severance Plan

10.2	Amendment to Employment Agreement between Applica Consumer Products, Inc. and Terry L. Polistina dated April 19, 2006

10.3	Amendment to Employment Agreement between Applica Consumer Products, Inc. and Brian S. Guptill dated April 19, 2006

4